Exhibit 1.1

CTR PARTNERSHIP, L.P.

CARETRUST CAPITAL CORP.

$300,000,000 5.25% Senior Notes due 2025

UNDERWRITING AGREEMENT

May 10, 2017

KeyBanc Capital Markets Inc.

BMO Capital Markets Corp.

Barclays Capital Inc.

As Representatives of the several Underwriters

c/o KeyBanc Capital Markets Inc.

      127 Public Square, 4th Floor

      Cleveland, Ohio 44114

Ladies and Gentlemen:

CareTrust REIT, Inc., a Maryland corporation (“CareTrust”), CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), CareTrust Capital Corp., a Delaware corporation (“CareTrust Capital” and together with the Operating Partnership, the “Issuers”), and each of the guarantors listed on Schedule I hereto (the “Company Guarantors”) confirm their agreement with the several underwriters named in Schedule II hereto (the “Underwriters”), for whom KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Barclays Capital Inc. are acting as representatives (collectively, in such capacity, the “Representatives”), with respect to the issuance and sale by Issuers and the purchase by the Underwriters, acting severally and not jointly, of the principal amount of the Issuer’s 5.25% Senior Notes due 2025 (the “Notes”) set forth opposite their respective names in Schedule II hereto. The aggregate principal amount of the Notes sold to all of the Underwriters will be equal to $300,000,000. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantees,” and together with the Notes, the “Securities”) by CareTrust and the Company Guarantors (together, the “Guarantors”). The Securities will be issued pursuant to an indenture (the “Base Indenture”), to be dated as of the Delivery Date (as defined herein), among the Issuers, the Company Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of the Delivery Date (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

1. Representations and Warranties of CareTrust, the Issuers and the Company Guarantors. CareTrust, the Issuers and the Company Guarantors each severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) CareTrust, the Issuers and the Company Guarantors have prepared and filed with the Securities and Exchange Commission

(the “Commission”) a registration statement on Form S-3 (Registration No. 333-217670), which became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), including a form of prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, including the financial statements, exhibits and schedules thereto, including all information and documents incorporated or deemed incorporated by reference therein under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is herein called the “Registration Statement.” The preliminary prospectus supplement dated May 8, 2017 describing the Securities and the offering thereof, together with the Base Prospectus, is herein called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” The Preliminary Prospectus, including the Base Prospectus, relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale Prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Issuers to meet the requests of purchasers pursuant to Rule 173 under the Securities Act. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 4:32 p.m. (Eastern time) on May 10, 2017. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale

Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(b) None of CareTrust, the Issuers or the Company Guarantors are an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. No order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to CareTrust, the Issuers or the Company Guarantors in writing by the Representatives expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(c) The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule III hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, complied, in all material respects, with the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule III or Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to CareTrust, the Issuers or the Company Guarantors in writing by the Representatives expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d) CareTrust, the Issuers or the Company Guarantors meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendment thereto, became effective on filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been initiated or are pending or, to CareTrust’s, the Issuers’ or the Company Guarantors’ knowledge, are contemplated by the Commission.

(e) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time any of CareTrust, the Issuers, the Company Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (D) at the Applicable Time, each of CareTrust, the Issuers and the Company Guarantors was and is a “well-known seasoned issuer” (as defined in Rule 405). None of CareTrust, the Issuers and the Company Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

(f) The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, in each case in all material respects, with the Securities Act. The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any supplements thereto, as of its date or the date of such supplement and on the Delivery Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to CareTrust, the Issuers or the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(g) The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h) The documents incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Disclosure Package or the Prospectus or any supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of CareTrust, the Issuers or the Company Guarantors, taken as a whole (in any such case, a “Material Adverse Effect”); (ii) none of CareTrust, the Issuers or the Company Guarantors has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to CareTrust, the Issuers and the Company Guarantors taken as a whole, and none of CareTrust, the Issuers and the Company Guarantors has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) there has been no distribution of any kind declared, paid or made by the Operating Partnership on any partnership interest, other than distributions paid to CareTrust or CareTrust GP, LLC.

(j) Each of CareTrust, the Issuers and the Company Guarantors has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the state of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of CareTrust, the Issuers and the Company Guarantors is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. CareTrust owns 100% of CareTrust GP, LLC, which is the sole general partner of the Operating Partnership.

(k) All of the issued and outstanding shares of each of CareTrust, the Issuers and the Company Guarantors that is a corporation, all of the issued and outstanding partnership interests of each of the Operating Partnership and the Company Guarantors that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each of the Company Guarantors that is a limited liability company have been duly authorized and validly issued, are (except in the case of general partnership interests and limited liability company interests) fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws, and are owned by CareTrust, directly or through subsidiaries, free and clear of any lien, security interest, mortgage, pledge, encumbrance or claim (each, a “Lien”), except as otherwise disclosed in the Disclosure Package and the Prospectus. None of the issued and outstanding shares of capital stock of any of CareTrust, the Issuers and the Company Guarantors that is a corporation, none of the issued and outstanding partnership interests of any of the Operating Partnership and the Company Guarantors that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Company Guarantor that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such entity or any other person. Each of CareTrust and the Operating Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Company Guarantors listed in Schedule I hereto; the Issuers are subsidiaries of CareTrust.

(l) This Agreement has been duly authorized, executed and delivered by each of CareTrust, the Issuers and the Company Guarantors. Each of CareTrust, the Issuers and the Company Guarantors has full right, power and authority to execute, deliver and perform its obligations under this Agreement.

(m) The Indenture has been duly qualified under the Trust Indenture Act of 1939 and, at the Delivery Date, will have been duly authorized, executed and delivered by each of CareTrust, the Issuers and the Company Guarantors and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of each of CareTrust, the Issuers and the Company Guarantors, enforceable against the CareTrust, the Issuers and the Company Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) The Notes, when issued, will be in the form contemplated by the Indenture, and, at the Delivery Date, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and duly executed by the Issuers, and, when authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this

Agreement, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(o) The Guarantees, when executed, will be in the form contemplated by the Indenture, and, at the Delivery Date will have been duly authorized, executed and delivered by the Guarantors and, when the Notes have been authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(p) CareTrust has an authorized capitalization as set forth in the Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of CareTrust have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws.

(q) The Securities conform in all material respects to the statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.

(r) Other than as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between CareTrust, the Issuers or the Company Guarantors and any person granting such person the right to require CareTrust, the Issuers or the Company Guarantors to file a registration statement under the Securities Act with respect to the Securities or any other securities of CareTrust, the Issuers or the Company Guarantors owned or to be owned by such person or to require CareTrust, the Issuers or the Company Guarantors to include the Securities or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(s) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except (i) such as have been made or obtained under the Securities Act, or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(t) None of CareTrust, the Issuers or the Company Guarantors is (i) in violation of its (a) in the case of a corporation, charter and by-laws; (b) in the case of a limited or general partnership, partnership certificate, certificate of formation or similar organizational document and partnership agreement; (c) in the case of a limited liability company, articles of organization, certificate of formation or similar organizational documents and operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, certificate of trust, certificate of formation or similar organizational document and trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CareTrust, the Issuers or the Company Guarantors or any of their respective assets, properties or operations or (iii) in breach or default (or with or without the giving of notice or the passage of time or both, would be in breach or default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which it is a party or by which it is bound or to which any of its property or assets are subject (collectively, “Company Documents”), except, in the cases of clauses (ii) or (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Except for repayment obligations as a result of the redemption of the 2021 Notes (as defined in the General Disclosure Package and Prospectus), the execution, delivery and performance by CareTrust, the Issuers and the Company Guarantors of this Agreement and the consummation by CareTrust, the Issuers and the Company Guarantors of the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” and compliance by CareTrust, the Issuers and the Company Guarantors with their respective obligations under this Agreement, (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of CareTrust, the Issuers or the Company Guarantors thereunder including, without limitation, upon the occurrence of a change of control of any of CareTrust, the Issuers or the Company Guarantors or other similar events (each, a “Termination Event”) or event or condition which, either immediately or with notice or passage of time or both, (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by CareTrust, the Issuers or the Company Guarantors,

or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which CareTrust, the Issuers or the Company Guarantors is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be (each, a “Repayment Event”) under, or result in the creation or imposition of any Lien upon any property or assets of CareTrust, the Issuers or the Company Guarantors pursuant to, any Company Documents, except for any such conflict, breach, default, Termination Event, Repayment Event or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) will not result in any violation of (a) the provisions of the Organizational Documents of CareTrust, the Issuers or the Company Guarantors or (b) (assuming compliance with any applicable securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Underwriters and assuming that the Underwriters comply with the agreements contained herein) law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CareTrust, the Issuers or the Company Guarantors or any of their respective assets, properties or operations.

(v) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) CareTrust, the Issuers and the Company Guarantors have good and marketable title (in fee simple) to all assets described in the Disclosure Package and the Prospectus as being owned by them, and none of CareTrust, the Issuers or the Company Guarantors has received notice of any claim that has been or may be asserted by anyone adverse to the rights of CareTrust, the Issuers and the Company Guarantors with respect to such assets or affecting or questioning the rights of any of CareTrust, the Issuers or the Company Guarantors to the continued ownership, possession or occupancy of such assets, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all Liens or restrictions on or affecting the assets CareTrust, the Issuers and the Company Guarantors that are required to be disclosed in the Disclosure Package or the Prospectus are disclosed therein, and all such Liens or restrictions which are not disclosed in the Disclosure Package and the Prospectus could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity has an option or right of first refusal or any other right to purchase any of the assets controlled by CareTrust, the Issuers or the Company Guarantors; (iv) each of the assets controlled by CareTrust, the Issuers or the Company Guarantors has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the assets controlled by CareTrust, the Issuers or the Company Guarantors is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) the assets controlled by CareTrust, the Issuers or the Company Guarantors comply, in all material respects, with all applicable codes and zoning and subdivision laws and regulations or is permitted as a legal non-

conforming use; (vii) all of the leases under which CareTrust, the Issuers or the Company Guarantors leases (as lessee) any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of CareTrust, the Issuers or the Company Guarantors is in default in the payment of any amounts due under any such leases or in any other default thereunder and none of CareTrust, the Issuers or the Company Guarantors knows of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) there is no pending or, to the knowledge of CareTrust, the Issuers or the Company Guarantors, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any asset controlled by CareTrust, the Issuers or the Company Guarantors, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (ix) none of CareTrust, the Issuers or the Company Guarantors nor any lessee of any of the real property or improvements of CareTrust, the Issuers or the Company Guarantors is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which CareTrust, the Issuers or the Company Guarantors leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise), and none of CareTrust, the Issuers or the Company Guarantors knows of an event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) CareTrust, the Issuers and the Company Guarantors possess such permits, licenses, approvals, accreditations, certifications, registrations, certificates, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies to the extent required to conduct the business to be operated by them as described in the Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. CareTrust, the Issuers and the Company Guarantors are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. None of CareTrust, the Issuers or the Company Guarantors has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) The statements made in or incorporated by reference into the Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(y) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of CareTrust, the Issuers or the Company Guarantors, threatened, against or affecting CareTrust, the Issuers or the Company Guarantors (other than as disclosed in the Disclosure Package or the Prospectus) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(z) No labor dispute with the employees of any of CareTrust, the Issuers or the Company Guarantors exists or, to the knowledge of CareTrust, the Issuers or the Company Guarantors, is imminent, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by any of CareTrust, the Issuers or the Company Guarantors of its obligations under this Agreement.

(aa) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment, compensation or benefits of employees of CareTrust, the Issuers or the Company Guarantors that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach or termination of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment, compensation or benefits of employees of CareTrust, the Issuers or the Company Guarantors or with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of CareTrust, the Issuers or the Company Guarantors compared to the amount of such contributions made in CareTrust’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of CareTrust, the Issuers and the Company Guarantors compared to the amount of such obligations in CareTrust’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of CareTrust, the Issuers or the Company Guarantors related to its or their employment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which CareTrust, the Issuers or the Company Guarantors may have any liability.

(bb) (i) CareTrust, the Issuers and the Company Guarantors own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that are described in the Disclosure Package or the Prospectus or that are necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus; (ii) none of CareTrust, the Issuers or the Company Guarantors has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of CareTrust, the Issuers or the Company Guarantors therein; (iii) there are no third parties who have or, to the knowledge of CareTrust, the Issuers or the Company Guarantors, will be able to establish rights to any Intellectual Property of CareTrust, the Issuers or the Company Guarantors and (iv) there is no pending or, to the knowledge of any CareTrust, the Issuers or the Company Guarantors, threatened action, suit, proceeding or claim by others challenging CareTrust’s, the Issuers’ or the Company Guarantors’ rights in or to any such Intellectual Property, except in the case of each of clauses (i)-(iv) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(cc) Except as otherwise disclosed in the Disclosure Package and the Prospectus: (i) to the best knowledge of CareTrust, the assets controlled by CareTrust, the Issuers and the Company Guarantors, including, without limitation, the Environment (as defined below) associated with such assets, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) none of CareTrust, the Issuers or the Company Guarantors has caused any Release (as defined below) of any Contaminant into the Environment that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health or safety (as such matters relate to Contaminants) or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) none of CareTrust, the Issuers or the Company Guarantors is aware of any written notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements relating to the presence of asbestos containing materials or other Contaminants in such properties, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (v) none of CareTrust, the Issuers or the Company Guarantors has caused or suffered to exist or occur any condition on any of the properties or improvements of CareTrust, the Issuers or the Company Guarantors that could give rise to the imposition of any Lien under any Environmental Laws, except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (vi) no real property or improvements owned or leased by any of CareTrust, the Issuers or the Company Guarantors is being used, or to the knowledge of CareTrust, the Issuers or the Company Guarantors, has been used, for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, biohazardous waste, petroleum or petroleum derived substance or waste, asbestos or asbestos containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health (as it relates to Contaminants) or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(dd) CareTrust, the Issuers and the Company Guarantors, to the extent required in connection with their business, have the requisite provider number or other authorization to bill, and meets all requirements of participation, claims, submission and payment of the Medicare program, the respective Medicaid program in the state or states in which such entity operates, and any other third-party payor program, with the benefit of a current and valid provider contract, unless failure to maintain such provider number, other authorization or contract would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of CareTrust, the Issuers and the Company Guarantors, is subject to any pending, or threatened, or has received written notice of a threatened, action, investigation, survey or audit which could reasonably be expected to result in a revocation of any provider number, authorization or contract that is required in connection with their respective businesses or in their exclusion from any state or federal healthcare program, as applicable, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ee) CareTrust, the Issuers and the Company Guarantors are in compliance with applicable provisions of Federal or state laws governing Medicare or any state Medicaid programs and any statutes or any regulations promulgated pursuant to such laws, including, without limitation, Sections 1320a-7, 1320a-7a, 1320a-7b and 1395nn of Title 42 of the United States Code, the False Claims Act (31 U.S.C. Section 3729 et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA, the exclusion laws (42 U.S.C. 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and related state or local statutes or regulations promulgated under such laws (“Health Care Laws”), corporate compliance and settlement agreements or any rules of professional conduct, except for such provisions the violation of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; CareTrust, the Issuers and the Company Guarantors have not engaged in activities that are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other state or federal healthcare program; none of CareTrust, the Issuers and the Company Guarantors, or any of their respective employees, officers or directors, has been excluded, suspended or debarred from participation in any state or federal health care program or, to the knowledge of CareTrust, the Issuers and the Company Guarantors, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion; CareTrust’s, the Issuers’ and the Company Guarantors’ business practices are in compliance with, as applicable to their respective businesses, Federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services, except for those laws, the violation of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Disclosure Package and the Prospectus, there are no Medicare, Medicaid or any other recoupment or recoupments of any governmental or private health care payor being sought, requested, claimed, or threatened, against CareTrust, the Issuers and the Company Guarantors, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Except as set forth in each of the Disclosure Package and the Prospectus, none of CareTrust, the Issuers and the Company Guarantors is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements imposed by a governmental entity.

(ff) In accordance with applicable Health Care Laws and except where such noncompliance has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, CareTrust, the Issuers, and the Company Guarantors have: (i) verified that all employees, independent contractors and other suppliers, including physicians, advanced practice nurses, dentists, therapists and physician assistants providing clinical services have valid and current licenses, permits and credentials, (ii) conducted criminal background checks on all such persons, and (iii) verified that none of such persons is included on an applicable federal, state or other applicable listing of excluded persons, including the HHS/OIG List of Excluded Individuals/Entities, prior to their employment or engagement as contractors, as applicable, and have continued to conduct such verifications on all such persons thereafter, as required.

(gg) To the knowledge of CareTrust, the Issuers and the Company Guarantors, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all cost reports, other reports, data, claims and information required to be filed by CareTrust, the Issuers and the Company Guarantors, in connection with any applicable state or federal healthcare program (“Program”) have been timely filed and were true and complete at the time filed (or were corrected in or supplemented by a subsequent filing if so required). There are no claims, actions or appeals pending before any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (including governmental fiscal agents) with respect to any Program reports or claims filed by such entity on or before the date hereof, or with respect to any disallowances by any regulatory body, administrative agency, governmental body or other authority (including governmental fiscal agents) in connection with any audit or any claims that, if adversely determined, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of CareTrust, the Issuers and the Company Guarantors, except as would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect, no validation review, survey, inspection or program integrity review related to CareTrust, the Issuers or the Company Guarantors has been conducted by any regulatory body, administrative agency, governmental body or other authority

(including governmental fiscal agents) in connection with any Program within the past three years which, if determined adversely to such entity, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to the knowledge of CareTrust, the Issuers and the Company Guarantors, no such reviews are scheduled, pending, threatened against or affecting CareTrust, the Issuers or the Company Guarantors.

(hh) Each of CareTrust, the Issuers and the Company Guarantors has paid or caused to be paid or will pay in connection with its next quarterly credit balance all known and undisputed material refunds that have become due, overpayments or adjustments, except where such failure to pay has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, none of CareTrust, the Issuers and the Company Guarantors has received any written notice of denial of material payment, recoupment, or overpayment from any Program or other third-party payor in excess of $500,000.

(ii) CareTrust, the Issuers and the Company Guarantors have filed all foreign, federal, state, local and franchise tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(jj) Commencing with CareTrust’s taxable year ending December 31, 2014, CareTrust has been and is organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”); and CareTrust’s proposed method of operation as described in the Disclosure Package and Prospectus will enable CareTrust to meet the requirements for qualification and taxation as a REIT under the Code.

(kk) None of CareTrust, the Issuers or the Company Guarantors is party to any tax sharing or other revenue sharing agreement, other than the Tax Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

(ll) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, CareTrust, the Issuers and the Company Guarantors have title insurance on all real property and improvements owned or leased under a ground lease, as the case may be, by them, in each case in an amount at least equal to the original cost of acquisition, and CareTrust, the Issuers and the Company Guarantors are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by owners and, if applicable, lessors of properties similar to those owned by CareTrust, the Issuers and the Company Guarantors (in the markets in which the properties of CareTrust, the Issuers and the Company Guarantors ), and CareTrust, the Issuers and the Company Guarantors carry comprehensive general liability insurance and such other insurance as is customarily carried by owners and, if applicable, lessors of properties similar to those owned by CareTrust, the Issuers and the Company Guarantors in amounts and on such terms as are customarily carried by owners and, if applicable, lessors of properties similar to those owned CareTrust, the Issuers and the Company Guarantors (in the markets in which the properties of CareTrust, the Issuers and the Company Guarantors are located) and CareTrust, the Issuers and the Company Guarantors are named as an additional insured on all policies required under the leases for such properties.

(mm) None of the CareTrust, the Issuers and the Company Guarantors is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any of CareTrust, the Issuers and the Company Guarantors from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, CareTrust, the Issuers or the Company Guarantors, in each case except as described in the Disclosure Package and the Prospectus.

(nn) The consolidated and combined financial statements of CareTrust, together with the related schedule and notes thereto, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of CareTrust at the dates indicated and the results of operations, changes in invested equity and cash flows of CareTrust for the periods specified. All of such financial statements have been prepared in conformity with generally accepted accounting principles or “GAAP” (as defined in Item 10 of Regulation S-K), applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act, or the Exchange Act, as applicable, and no other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus pursuant to Rule 3-14 of Regulation S-X or otherwise. The pro forma financial statements of CareTrust and the related notes thereto included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither CareTrust, the Issuers nor the Company Guarantors has sustained any loss or interference with its business material to CareTrust, the Issuers and the Company Guarantors considered as a whole, and there has not been any (i) material change in the capitalization of CareTrust, the Issuers or the Company Guarantors, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of CareTrust, the Issuers or the Company Guarantors, (iii) transaction that is material to CareTrust, the Issuers or the Company Guarantors contemplated or entered into by CareTrust, the Issuers or the Company Guarantors, (iv) obligation, contingent or otherwise, directly or indirectly incurred by CareTrust, the Issuers or the Company Guarantors that is material to CareTrust, the Issuers and the Company Guarantors taken as a whole, (v) dividend or distribution of any kind declared, paid or made by CareTrust on any class of its capital stock (other than regular quarterly cash dividends), or (vi) Material Adverse Effect.

(pp) Ernst & Young LLP, who has certified certain financial statements of CareTrust, whose report is incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus and who has delivered the comfort letter referred to in Section 6(h) hereof, is an independent public accountant as required by the Exchange Act. Ernst & Young LLP is registered with the Public Company Accounting Oversight Board.

(qq) CareTrust maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by CareTrust’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, CareTrust is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 5) in CareTrust’s internal control over reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CareTrust’s internal control over financial reporting.

(rr) CareTrust maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to CareTrust, including its consolidated subsidiaries, is made known to CareTrust’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established, in each case, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ss) There is and has been no failure on the part of CareTrust, the Issuers or the Company Guarantors, nor, to the knowledge of CareTrust, the Issuers or the Company Guarantors, any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, to comply in all material respects with any applicable provision of and the rules and regulations under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Nothing has come to the attention of CareTrust, the Issuers or the Company Guarantors that has caused CareTrust, the Issuers or the Company Guarantors to believe any statistical, demographic, market-related and similar data included in the Registration Statement, the Disclosure Package or the Prospectus is not based on or derived from sources that CareTrust, the Issuers or the Company Guarantors believe to be reliable and accurate in all material respects.

(uu) None of CareTrust, the Issuers or the Company Guarantors are, nor upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended .

(vv) None of CareTrust, the Issuers or the Company Guarantors has taken and or will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of CareTrust to facilitate the sale or resale of the Securities. None of CareTrust, the Issuers or the Company Guarantors has taken action that would directly or indirectly violate any provision of Regulation M under the Exchange Act (“Regulation M”).

(ww) None of CareTrust, the Issuers or the Company Guarantors or any director, officer, agent, employee, affiliate or other person acting on behalf of CareTrust, the Issuers or the Company Guarantors is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and CareTrust, the Issuers or the Company Guarantors, and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(xx) The operations of CareTrust, the Issuers and the Company Guarantors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving CareTrust, the Issuers or the Company Guarantors with respect to the Money Laundering Laws is pending or, to the knowledge of CareTrust, the Issuers or the Company Guarantors, is threatened.

(yy) None of CareTrust, the Issuers or the Company Guarantors or any director, officer, agent, employee, affiliate or other person acting on behalf of CareTrust, the Issuers or the Company Guarantors, has engaged, directly or indirectly, in the following activities: (i) knowingly and willfully offering, paying, soliciting or receiving any remuneration, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other third party payor or (b) in return for purchasing, leasing or ordering or arranging for, or recommending the purchasing, leasing or ordering of, any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any other third party payor; or (ii) knowingly and willfully making or causing to be made a false statement or representation of a material fact in connection with the receipt of or claim for any benefit or payment under the Medicare or Medicaid program or from any other third party payor.

(zz) None of CareTrust, the Issuers or the Company Guarantors or any director, officer, agent, employee, affiliate or other person acting on behalf of CareTrust, the Issuers or the Company Guarantors is currently subject to any U.S. sanctions administered by the Office of Foreign Asset Control (“OFAC”). None of CareTrust, the Issuers or the Company Guarantors will directly or indirectly use any of the proceeds from the sale of Securities in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa) There is not a broker, finder or other party that is entitled to receive from CareTrust, the Issuers or the Company Guarantors any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities pursuant to this Agreement.

(bbb) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc) Any certificate signed by any officer of CareTrust, the Issuers or the Company Guarantors on behalf of such entity, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such party to each Underwriter as to the matters covered thereby.

2. Sale, Purchase and Delivery of the Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, CareTrust, the Issuers and the Company Guarantors agree to issue and sell to the several Underwriters the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from CareTrust, the Issuers and the Company Guarantors the respective principal amount of Securities set forth opposite the name of such Underwriter on Schedule II hereto at a price equal to 98.325% of the principal amount thereof, plus accrued interest, if any, from May 24, 2017 to the Delivery Date.

(b) The several Underwriters propose to offer the Securities for sale to the public upon the terms and conditions and in the manner set forth in the Prospectus.

(c) The Securities to be purchased by each Underwriter hereunder, in book-entry form and in such authorized denominations and registered in such names as the Representatives may request, shall be delivered by or on behalf of CareTrust, the Issuers and the Company Guarantors to the Underwriters, to the nominee of The Depository Trust Company (“DTC”), for the accounts of such Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by CareTrust, the Issuers and the Company Guarantors to the Representatives at least forty-eight hours in advance. The date of such delivery and payment shall be, May 24, 2017 or such other time and date as the Representatives and CareTrust, the Issuers and the Company Guarantors may agree upon in writing (the “Delivery Date”). The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

(d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3. Certain Agreements of CareTrust, the Issuers and the Company Guarantors. CareTrust, the Issuers and the Company Guarantors covenant and agree with each of the Underwriters:

(a) To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under (or obtain exemptions from the application of) the securities or “Blue Sky” laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications (or exemptions) in effect as long as requested by the Representatives for the distribution of the Securities, provided that CareTrust, the Issuers and the Company Guarantors shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities).

(b) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld, delayed or conditioned, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; during the period beginning on the date hereof and ending on the date, which in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Securities, to make no further amendment or any supplement to the Registration Statement or Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) which shall be disapproved by the Representatives promptly after reasonable notice thereof, provided that CareTrust, the Issuers and the Company Guarantors may file any information required to be filed by Sections 13(a), 13(c) or 15(d) of the Exchange Act upon reasonable notice to the Representatives irrespective of disapproval by the Representatives; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by CareTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or any other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(c) No later than 5:30 p.m., Eastern time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) To make generally available to its securityholders via EDGAR within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), an earnings statement of CareTrust and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (including, at the option of CareTrust, Rule 158 under the Securities Act).

(e) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any debt securities issued or guaranteed by CareTrust, the Issuers or the Company Guarantors and having a tenor of more than one year, without the prior written consent of the Representatives, except, the sale of the Securities.

(f) Prior to termination of the underwriting syndicate contemplated by this Agreement, not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of CareTrust, the Issuers or the Company Guarantors, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of CareTrust, the Issuers or the Company Guarantors, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of CareTrust, the Issuers or the Company Guarantors.

(g) To comply with all of the provisions of any undertakings in the Registration Statement.

4. Additional Agreements.

(a) CareTrust, the Issuers and the Company Guarantors represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act). Each Underwriter represents and agrees that, without the prior consent of CareTrust, the Issuers and the Company Guarantors and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by CareTrust and the Representatives is listed on Schedule III or Schedule IV hereto.

(b) CareTrust, the Issuers and the Company Guarantors have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) CareTrust, the Issuers and the Company Guarantors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, CareTrust, the Issuers and the Company Guarantors will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to CareTrust, the Issuers and the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d) Each of CareTrust, the Issuers and the Company Guarantors acknowledge and agree that (i) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (ii) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to CareTrust, the Issuers and the Company Guarantors, the value of the Securities and/or the offering that differ from the views of their respective investment banking divisions. Each of CareTrust, the Issuers and the Company Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to CareTrust, the Issuers and/or the Company Guarantors by any Underwriter’s investment banking division. Each of CareTrust, the Issuers and the Company Guarantors acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of CareTrust, the Issuers or the Company Guarantors.

5. Expenses. CareTrust will pay or cause to be paid: (a) the fees, disbursements and expenses of CareTrust’s, the Issuers’ and the Company Guarantors’ counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of any preliminary prospectuses, the Prospectus (including any amendments and supplements thereto), any Issuer Free Writing Prospectus and a “Blue Sky” Memorandum; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(a) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “Blue Sky” Memorandum; (d) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (e) the fees and expenses of the Trustee and its counsel; and (f) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided that the Underwriters will pay or cause to be paid all expenses relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities. Except as specifically provided in clauses

(c) and (d) above, CareTrust, the Issuers and the Company Guarantors shall have no liability for fees or disbursements of counsel for the Underwriters in connection with the transactions contemplated by this Agreement.

6. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of CareTrust, the Issuers and the Company Guarantors contained herein, to the performance by CareTrust, the Issuers and the Company Guarantors of their obligations hereunder, and to each of the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(c) hereof; all material required to be filed by CareTrust, the Issuers and the Company Guarantors pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Underwriters shall not have discovered and disclosed to CareTrust, the Issuers and the Company Guarantors prior to or on such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and (ii) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) O’Melveny & Myers LLP, counsel for CareTrust, the Issuers and the Company Guarantors, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Delivery Date, in form and substance satisfactory to the Representatives.

(d) Kirkland & Ellis LLP, counsel for CareTrust, the Issuers and the Company Guarantors, shall have furnished to the Representatives their written opinion regarding certain tax matters, dated the Delivery Date, in form and substance satisfactory to the Representatives.

(e) DLA Piper LLP (US), special Maryland counsel for CareTrust, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives.

(f) Albright, Stoddard, Warnick & Albright, special Nevada counsel for the Company Guarantors, shall have furnished to the Representatives their written opinion, dated the Delivery Date, in form and substance satisfactory to the Representatives.

(g) Jones Day, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives.

(h) The Underwriters shall have received, on each of the date hereof and the Delivery Date, letters dated the date hereof or the Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of CareTrust contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a “cut-off date” not earlier than the third day prior to the Delivery Date.

(i) CareTrust and the Operating Partnership will, on the Delivery Date, deliver to the Underwriters a certificate of an executive officer of CareTrust and an executive officer of the Operating Partnership, dated the Delivery Date, to the effect that:

(i) The representations and warranties of each of CareTrust, the Issuers and the Company Guarantors, as applicable, in this Agreement are true and correct, as if made on and as of the date thereof and each of CareTrust, the Issuers and the Company Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iv) When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, except as set forth in the Disclosure Package and the Prospectus, there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of CareTrust, the Issuers or the Company Guarantors that is material to CareTrust, the Issuers and the Company Guarantors taken as a whole, (c) obligation, contingent or otherwise, directly or indirectly incurred by CareTrust, the Issuers or the Company Guarantors that is material to CareTrust, the Issuers and the Company Guarantors taken as a whole or (d) dividend or distribution of any kind declared, paid or made by CareTrust on any class of its capital stock.

(j) CareTrust will, on each of the date hereof and the Delivery Date, deliver to the Underwriters a certificate of the Chief Financial Officer of CareTrust, dated the date hereof or the Delivery Date, as applicable, in form and substance satisfactory to the Representatives.

(k) (i) Neither CareTrust, the Issuers nor the Company Guarantors shall have sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any loss or interference with its business, otherwise than as set forth in the Disclosure Package and the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capitalization of CareTrust, the Issuers or the Company Guarantors or change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects or results of operations of CareTrust, the Issuers and the Company Guarantors, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(l) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ or the New York Stock Exchange, (ii) a suspension or material limitation in trading in CareTrust’s securities on the NASDAQ, (iii) a general moratorium on commercial banking activities declared by United States federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) CareTrust, the Issuers, the Company Guarantors and the Trustee shall have entered into the Indenture.

(n) The Issuers shall have duly executed the Notes, and the Guarantors shall have duly executed the Guarantees of the Notes, in each case in the form required pursuant to the Indenture.

(o) Prior to the Closing Time, the Issuers and the Trustee shall have executed and delivered the Letter of Representations to DTC and at the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(p) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement and prior to the Delivery Date, (i) no downgrading in, or withdrawal of, the rating accorded the Securities or any other debt securities issued or guaranteed by CareTrust, the Issuers or the Company Guarantors by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, shall have occurred and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by CareTrust, the Issuers or the Company Guarantors.

(q) Each of CareTrust, the Issuers and the Company Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) CareTrust, the Issuers and the Company Guarantors shall, jointly and severally, indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that CareTrust, the Issuers and the Company Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to CareTrust, the Issuers and the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described in Section 7(b) hereof.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless CareTrust, the Issuers and the Company Guarantors, their affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls CareTrust, the Issuers and the Company Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to CareTrust by such Underwriter expressly for inclusion therein, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. Each of CareTrust, the Issuers and the Company Guarantors hereby acknowledges that the only written information that the Underwriters have furnished to CareTrust, the Issuers and the Company Guarantors expressly for use in the Time of Sale Prospectus and the Prospectus consists solely of the statements set forth in the Time of Sale Prospectus and the Prospectus in the third paragraph, the third sentence in the seventh paragraph and the eighth paragraph under the caption, “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 7(a) or 7(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Sections 7(a) or 7(b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by CareTrust, the Issuers and the Company Guarantors and the Underwriters, respectively, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of CareTrust, the Issuers and the Company Guarantors and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by CareTrust, the Issuers and the Company Guarantors and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Issuers bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CareTrust, the Issuers and the Company Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. CareTrust, the Issuers and the Company Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Default of the Several Underwriters. If, on the Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions set forth opposite their respective names on Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and CareTrust, the Issuers and the Company Guarantors for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or CareTrust, the Issuers and the Company Guarantors shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by CareTrust, the Issuers and the Company Guarantors prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(k) or 6(l) hereof shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement other than pursuant to Section 8. In such case, CareTrust, the Issuers and the Company Guarantors shall have no liability hereunder except as provided by Sections 5, 7 and 10 hereof.

10. Reimbursement of Underwriters’ Expenses. If (a) CareTrust, the Issuers and the Company Guarantors shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to Section 8 (including the termination of this Agreement pursuant to Section 9 hereof, other than by reason of the occurrence of any event specified in Sections 6(l)(i), (iii), (iv) or (v) hereof, but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), CareTrust, the Issuers and the Company Guarantors shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, CareTrust, the Issuers and the Company Guarantors shall pay the full amount thereof to the Underwriters.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to: KeyBanc Capital Markets, 127 Public Square, 4th Floor, Cleveland, Ohio 44114 Attention: Debt Capital Markets (Facsimile: 216-689-0976), with a copy to Legal (Facsimile: 216-689-4121); BMO Capital Markets Corp, 3 Times Square, New York, New York 10036, Attn: Legal Department (Facsimile: 212-605-1619); and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and in each case with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-7103); and

(b) if to CareTrust, the Issuers or the Company Guarantors, shall be delivered or sent by mail or facsimile transmission to it at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, Attention: William M. Wagner, Chief Financial Officer (Facsimile: 949-540-3002; Telephone: 949-542-3133); with a copy (which shall not constitute notice) to O’Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, CA 92660, Attention: Shelly Heyduk (Facsimile: 949-823-6994; Telephone: 949-823-7968).

Any notice of a change of address or facsimile transmission number must be given by CareTrust or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, CareTrust, the Issuers, the Company Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of CareTrust, the Issuers and the Company Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) hereof shall be deemed to be for the benefit of directors, officers and employees of CareTrust, the Issuers and the Company Guarantors, and any person controlling CareTrust, the Issuers and the Company Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of CareTrust, the Issuers and the Company Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14. Absence of Fiduciary Relationship. Each of CareTrust, the Issuers and the Company Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between CareTrust, the Issuers and the Company Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of CareTrust, the Issuers and the Company Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of CareTrust, the Issuers or the Company Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising CareTrust, the Issuers or the Company Guarantors on other matters) or any other obligation to CareTrust, the Issuers or the Company Guarantors except the obligations expressly set forth in this Agreement and (iv) CareTrust, the Issuers and the Company Guarantors consulted its own legal and financial advisors to the extent it deemed appropriate. Each of CareTrust, the Issuers and the Company Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to CareTrust, the Issuers or the Company Guarantors, in connection with such transaction or the process leading thereto.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between CareTrust, the Issuers and the Company Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CTR PARTNERSHIP, L.P.

	By:	CareTrust GP, LLC, its general partner

By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary

CARETRUST CAPITAL CORP.

By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer and Treasurer

CARETRUST GP, LLC

By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary

18TH PLACE HEALTH HOLDINGS LLC
49TH STREET HEALTH HOLDINGS LLC
4TH STREET HOLDINGS LLC
51ST AVENUE HEALTH HOLDINGS LLC
ANSON HEALTH HOLDINGS LLC
ARAPAHOE HEALTH HOLDINGS LLC
ARROW TREE HEALTH HOLDINGS LLC
AVENUE N HOLDINGS LLC
BIG SIOUX RIVER HEALTH HOLDINGS LLC

[Signature Page to Underwriting Agreement]

BOARDWALK HEALTH HOLDINGS LLC
BOGARDUS HEALTH HOLDINGS LLC
BURLEY HEALTHCARE HOLDINGS LLC
CASA LINDA RETIREMENT LLC
CEDAR AVENUE HOLDINGS LLC
CHERRY HEALTH HOLDINGS LLC CM HEALTH HOLDINGS LLC
COTTONWOOD HEALTH HOLDINGS LLC
CTR ARVADA PREFERRED, LLC
CTR CASCADIA PREFERRED, LLC
DALLAS INDEPENDENCE LLC
DIXIE HEALTH HOLDINGS LLC
EMMETT HEALTHCARE HOLDINGS LLC
ENSIGN BELLFLOWER LLC
ENSIGN HIGHLAND LLC
ENSIGN SOUTHLAND LLC
EVERGLADES HEALTH HOLDINGS LLC
EXPO PARK HEALTH HOLDINGS LLC
EXPRESSWAY HEALTH HOLDINGS LLC
FALLS CITY HEALTH HOLDINGS LLC
FIFTH EAST HOLDINGS LLC
FIG STREET HEALTH HOLDINGS LLC
FLAMINGO HEALTH HOLDINGS LLC
FORT STREET HEALTH HOLDINGS LLC
GAZEBO PARK HEALTH HOLDINGS LLC
GILLETTE PARK HEALTH HOLDINGS LLC
GOLFVIEW HOLDINGS LLC
GRANADA INVESTMENTS LLC
GUADALUPE HEALTH HOLDINGS LLC
HILLENDAHL HEALTH HOLDINGS LLC
HILLVIEW HEALTH HOLDINGS LLC
IRVING HEALTH HOLDINGS LLC
IVES HEALTH HOLDINGS LLC
JEFFERSON RALSTON HOLDINGS LLC
JORDAN HEALTH PROPERTIES LLC
JOSEY RANCH HEALTHCARE HOLDINGS LLC
KINGS COURT HEALTH HOLDINGS LLC
LAFAYETTE HEALTH HOLDINGS LLC
LEMON RIVER HOLDINGS LLC
LOCKWOOD HEALTH HOLDINGS LLC
LONG BEACH HEALTH ASSOCIATES LLC
LOWELL HEALTH HOLDINGS LLC
LOWELL LAKE HEALTH HOLDINGS LLC
LUFKIN HEALTH HOLDINGS LLC
MEADOWBROOK HEALTH ASSOCIATES LLC
MEMORIAL HEALTH HOLDINGS LLC

[Signature Page to Underwriting Agreement]

MESQUITE HEALTH HOLDINGS LLC
MISSION CCRC LLC
MOENIUM HOLDINGS LLC
MOUNTAINVIEW COMMUNITYCARE LLC
NORTHSHORE HEALTHCARE HOLDINGS LLC
OLESON PARK HEALTH HOLDINGS LLC
OREM HEALTH HOLDINGS LLC
PAREDES HEALTH HOLDINGS LLC
PLAZA HEALTH HOLDINGS LLC
POLK HEALTH HOLDINGS LLC
PRAIRIE HEALTH HOLDINGS LLC
PRICE HEALTH HOLDINGS LLC
QUEEN CITY HEALTH HOLDINGS LLC
QUEENSWAY HEALTH HOLDINGS LLC
RB HEIGHTS HEALTH HOLDINGS LLC
REGAL ROAD HEALTH HOLDINGS LLC
RENEE AVENUE HEALTH HOLDINGS LLC
RILLITO HOLDINGS LLC
RIO GRANDE HEALTH HOLDINGS LLC
SALMON RIVER HEALTH HOLDINGS LLC
SALT LAKE INDEPENDENCE LLC
SAN CORRINE HEALTH HOLDINGS LLC
SARATOGA HEALTH HOLDINGS LLC
SILVER LAKE HEALTH HOLDINGS LLC
SILVERADA HEALTH HOLDINGS LLC
SKY HOLDINGS AZ LLC
SNOHOMISH HEALTH HOLDINGS LLC
SOUTH DORA HEALTH HOLDINGS LLC
STILLHOUSE HEALTH HOLDINGS LLC
TEMPLE HEALTH HOLDINGS LLC
TENTH EAST HOLDINGS LLC
TERRACE HOLDINGS AZ LLC
TRINITY MILL HOLDINGS LLC
TROUSDALE HEALTH HOLDINGS LLC
TULALIP BAY HEALTH HOLDINGS LLC
VALLEY HEALTH HOLDINGS LLC
VERDE VILLA HOLDINGS LLC
WAYNE HEALTH HOLDINGS LLC
WILLITS HEALTH HOLDINGS LLC
WILLOWS HEALTH HOLDINGS LLC
WISTERIA HEALTH HOLDINGS LLC

By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

KEYBANC CAPITAL MARKETS INC.
Acting as Representative of the
Several Underwriters named
in attached Schedule II

By:	/s/ Eric Peiffer
	Name:	Eric Peiffer
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

BMO CAPITAL MARKETS CORP.
Acting as Representative of the
Several Underwriters named
in attached Schedule II

By:	/s/ Aaron Weigal
	Name:	Aaron Weigal
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

BARCLAYS CAPITAL INC.
Acting as Representative of the
Several Underwriters named
in attached Schedule II

By:	/s/ Benjamin J. Burton
	Name:	Benjamin J. Burton
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

LIST OF GUARANTOR SUBSIDIARIES

18th Place Health Holdings LLC

49th Street Health Holdings LLC

4th Street Holdings LLC

51st Avenue Health Holdings LLC

Anson Health Holdings LLC

Arapahoe Health Holdings LLC

Arrow Tree Health Holdings LLC

Avenue N Holdings LLC

Big Sioux River Health Holdings LLC

Boardwalk Health Holdings LLC

Bogardus Health Holdings LLC

Burley Healthcare Holdings LLC

CareTrust GP, LLC

Casa Linda Retirement LLC

Cedar Avenue Holdings LLC

Cherry Health Holdings LLC

CM Health Holdings LLC

Cottonwood Health Holdings LLC

CTR Arvada Preferred, LLC

CTR Cascadia Preferred, LLC

Dallas Independence LLC

Dixie Health Holdings LLC

Emmett Healthcare Holdings LLC

Ensign Bellflower LLC

Ensign Highland LLC

Ensign Southland LLC

Everglades Health Holdings LLC

Expo Park Health Holdings LLC

Expressway Health Holdings LLC

Falls City Health Holdings LLC

Fifth East Holdings LLC

Fig Street Health Holdings LLC

Flamingo Health Holdings LLC

Fort Street Health Holdings LLC

Gazebo Park Health Holdings LLC

Gillette Park Health Holdings LLC

Golfview Holdings LLC

Granada Investments LLC

Guadalupe Health Holdings LLC

Hillendahl Health Holdings LLC

Hillview Health Holdings LLC

Irving Health Holdings LLC

Ives Health Holdings LLC

Jefferson Ralston Holdings LLC

Jordan Health Properties LLC

Josey Ranch Healthcare Holdings LLC

Kings Court Health Holdings LLC

Lafayette Health Holdings LLC

Lemon River Holdings LLC

Lockwood Health Holdings LLC

Long Beach Health Associates LLC

Lowell Health Holdings LLC

Lowell Lake Health Holdings LLC

Lufkin Health Holdings LLC

Meadowbrook Health Associates LLC

Memorial Health Holdings LLC

Mesquite Health Holdings LLC

Mission CCRC LLC

Moenium Holdings LLC

Mountainview Communitycare LLC

Northshore Healthcare Holdings LLC

Oleson Park Health Holdings LLC

Orem Health Holdings LLC

Paredes Health Holdings LLC

Plaza Health Holdings LLC

Polk Health Holdings LLC

Prairie Health Holdings LLC

Price Health Holdings LLC

Queen City Health Holdings LLC

Queensway Health Holdings LLC

RB Heights Health Holdings LLC

Regal Road Health Holdings LLC

Renee Avenue Health Holdings LLC

Rillito Holdings LLC

Rio Grande Health Holdings LLC

Salmon River Health Holdings LLC

Salt Lake Independence LLC

San Corrine Health Holdings LLC

Saratoga Health Holdings LLC

Silver Lake Health Holdings LLC

Silverada Health Holdings LLC

Sky Holdings AZ LLC

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Snohomish Health Holdings LLC

South Dora Health Holdings LLC

Stillhouse Health Holdings LLC

Temple Health Holdings LLC

Tenth East Holdings LLC

Terrace Holdings AZ LLC

Trinity Mill Holdings LLC

Trousdale Health Holdings LLC

Tulalip Bay Health Holdings LLC

Valley Health Holdings LLC

Verde Villa Holdings LLC

Wayne Health Holdings LLC

Willits Health Holdings LLC

Willows Health Holdings LLC

Wisteria Health Holdings LLC

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SCHEDULE II

Underwriter	Principal Amount of Notes to be Purchased
KeyBanc Capital Markets Inc.	$135,000,000
BMO Capital Markets Corp.	$48,000,000
Barclays Capital Inc.	$36,000,000
Raymond James & Associates, Inc.	$33,000,000
Capital One Securities, Inc.	$18,000,000
Fifth Third Securities, Inc.	$15,000,000
RBC Capital Markets, LLC	$15,000,000
Total	$300,000,000

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SCHEDULE III

Schedule of Issuer Free Writing Prospectuses Included in the General Disclosure Package:

1.	Final Term Sheet, attached hereto as Exhibit A.

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SCHEDULE IV

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

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Exhibit A

FINAL TERM SHEET

$300,000,000 5.25% Senior Notes due 2025

Issuers:	CTR Partnership, L.P. and CareTrust Capital Corp. (the “Issuers”)

Guarantors:	CareTrust REIT, Inc. (“CareTrust REIT”) and certain existing and future subsidiaries of CareTrust REIT, Inc., other than the Issuers, including subsidiaries that guarantee obligations under the Credit Facility. (together, the “Guarantors”)

Aggregate Principal Amount:	$300,000,000

Expected Ratings* (Moody’s/S&P):	B1 / BB- (Positive / Positive)

Trade Date:	May 10, 2017

Settlement Date:	May 24, 2017 (T+10)

Final Maturity Date:	June 1, 2025

Public Offering Price:	100% of face amount

Yield to Maturity:	5.25%

Coupon:	5.25%

Benchmark Treasury:	2.000% due April 30, 2024

Benchmark Treasury Yield:	2.21%

Spread to Benchmark Treasury:	T+304 bps

Interest Payment Dates:	June 1 and December 1 of each year, commencing December 1, 2017

Record Dates:	May 15 and November 15 of each year

CUSIP / ISIN:	126458 AD0 / US126458AD05

Make-Whole Redemption:	We may redeem some or all of the Notes at any time prior to June 1, 2020 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. The “make-whole” premium will be based on a discount rate equal to the yield on a comparable United States Treasury security plus 50 basis points.

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Optional Redemption:	We may redeem some or all of the Notes at any time on or after June 1, 2020 at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to, but not including, the redemption date, on the Notes redeemed during the 12-month period commencing June 1 of the years indicated below:

	Year	Price
	2020	103.938%
	2021	102.625%
	2022	101.313%
	2023 and thereafter	100.000%

Equity Clawback:	We may redeem up to 40% of the aggregate principal amount of the Notes at any time on or prior to June 1, 2020 with the net proceeds of certain equity offerings at a redemption price of 105.25% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes, if any, to, but not including, the redemption date.

Change of Control Offer:	Upon the occurrence of certain change of control events with respect to CareTrust REIT, holders of the Notes will have the right to require us to repurchase their Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

Joint Book-Running Managers:	KeyBanc Capital Markets Inc. BMO Capital Markets Corp. Barclays Capital Inc.

Co-Managers:	Raymond James & Associates, Inc. Capital One Securities, Inc. Fifth Third Securities, Inc. RBC Capital Markets, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuers and the Guarantors have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuers and the Guarantors have filed with the SEC, including the prospectus supplement, for more complete information about the Issuers and the Guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuers, the Guarantors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting KeyBanc Capital Markets Inc. at 888-539-1057; BMO Capital Markets Corp. at 212-702-1882 or Barclays Capital Inc. at 888-603-5847.

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